EXHIBIT 10.7

DEED OF MOVABLE HYPOTHEC

THIS DEED OF MOVABLE HYPOTHEC ENTERED INTO ON MAY 22, 2007

BETWEEN:

IntelGenx Corp. (the “Guarantor”)

AND:

The Purchasers

WHEREAS to secure the Obligations the Guarantor has undertaken to grant a hypothec on the Collateral in favour of the Purchasers;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1 - INTERPRETATION

1.01

Definitions

In this deed,

(1)

“Collateral” means the universality of all movable property of the Guarantor, present and future, corporeal and incorporeal, of whatever nature and wherever situated, including property acquired by way of amalgamation;

(2)

“Event of Default” means any one of the events described in Article  of this deed;

(3)

“Guarantee” means the guarantee dated May 22, 2007 entered into between the Guarantor and the Purchasers, as may be amended, supplemented, confirmed or replaced from time to time;

(4)

“Obligations” means all obligations of the Guarantor to the Purchasers, present and future, direct and indirect, of whatever nature, arising under the Guarantee and this Hypothec;

(5)

“Purchasers” means 2098205 Ontario Inc., 2100538 Ontario Inc., Alpha Capital Anstalt, Anthony G. Polak (d.o.b.: March 4, 1949), Catharina Polak #2 Trust, Chestnut Ridge Partners, LP, Domeco Venture Capital Fund, Endeavor Asset Management L.P., Frederick B. Polak (d.o.b.: November 8, 1946), Ronald Lazar (d.o.b.: March 5, 1943), RL Capital Partners and Taylor Hutchison (d.o.b.: October 21, 1962); and

(6)

“Securities Purchase Agreement” means the securities purchase agreement dated May 22, 2007 entered into between IntelGenx Technologies Corp. and the Purchasers, as may be amended, supplemented, confirmed or replaced from time to time.

1.02

Applicable Law

This deed is governed and interpreted by the laws of the Province of Quebec and the laws of Canada applicable therein. To the extent that security in the Collateral is governed by the laws of a jurisdiction other than the Province of Quebec, this deed must also be interpreted so as to create valid security in this other jurisdiction and to grant in favour of the Purchasers all the recourses which the laws of this other jurisdiction grant to secured parties.

ARTICLE 2 - GRANT OF HYPOTHEC

2.01

Hypothec

To secure the Obligations, the Guarantor grants a hypothec on the Collateral in favour of the Purchasers for the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), with interest at the rate of 25% per annum from the date of this deed.

ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE GUARANTOR

3.01

Representations and Warranties

The Guarantor represents and warrants as follows:

(1)

its head office is situated at the following address 6425 Abrams, Saint-Laurent, Quebec H4S 1X9; and

(2)

the Guarantor’s name appearing at the beginning of this deed is exact.

3.02

Taxes

The Guarantor shall pay, when due, all duties, taxes and charges relating to the Collateral as well as any debt which could rank prior to the hypothec constituted under this deed.

3.03

Insurance

The Guarantor shall insure the Collateral and keep it constantly insured for its full insurable value against damage caused by theft, fire and all other risks against which a prudent administrator would insure the Collateral.

3.04

Effectiveness of Hypothec

The Guarantor shall do all things and sign all documents necessary for the hypothec constituted under this deed to have full effect and be perfected and constantly enforceable against third parties in all jurisdictions whose laws may govern such hypothec.

3.05

Preservation of Collateral’s Value

The Guarantor shall protect and adequately maintain the Collateral and exercise its activities in such a manner as to preserve its value.

3.06

Compliance with Laws

The Guarantor shall fully comply with all laws and regulations applicable to the operation of its business and to the Collateral, including without limitation environmental laws and regulations.

3.07

Books and Records

The Guarantor shall keep all books, records and accounts which a prudent administrator would keep with respect to the Collateral and shall permit the Purchasers to examine said books records and accounts and obtain copies of same.

3.08

Disposition of Collateral

The Guarantor shall not dispose of the Collateral or lease same unless the Purchasers consent thereto. However, unless an Event of Default has occurred, the Guarantor may sell or lease its inventory in the ordinary course of its business.

3.09

Use of Collateral

The Guarantor shall not change the use, destination or nature of the Collateral property nor remove same from its present location unless the Purchasers consent thereto.

3.10

Amalgamation, Dissolution and Winding-up

The Guarantor shall not amalgamate with another person and it shall not undertake any dissolution or winding-up procedures.

3.11

Information

The Guarantor shall provide to the Purchasers any information which the Purchasers may request in respect of the Collateral or to verify if the Guarantor is in compliance with its covenants under this deed.

3.12

Collection of Claims

The Guarantor may collect all accounts receivable and other claims forming part of the Collateral until the Purchasers withdraw their authorization to do so.

ARTICLE 4 - RIGHTS OF THE PURCHASERS

4.01

Access to Collateral

The Purchasers may inspect or have the Collateral appraised from time to time at the Guarantor's expense. For that purpose, the Purchasers shall be permitted access to the premises where the Collateral is located and to the Guarantor's places of business.  The Guarantor shall also allow the Purchasers to examine and obtain copies of all books of account and documents relating to the Collateral.

4.02

Fulfilment of Covenants

The Purchasers may, without being bound to do so, fulfil any or all of the Covenants of the Guarantor under this deed. The Guarantor shall reimburse the Purchasers for all costs and expenses incurred by it to fulfil these Covenants, plus interest accruing at the rate at which interest accrues on the Covenants resulting from the Guarantee.

4.03

Use of Collateral

If the Purchasers have possession of the Collateral, it shall have no obligation to maintain the use for which the Collateral is normally intended nor to make it productive nor to continue its use or operation.

4.04

Sale of Collateral

The Purchasers may, without being bound to do so, sell the Collateral in its possession where it believes in good faith that the Collateral is likely to perish, decrease in value or depreciate.

ARTICLE 5 - RECOURSES

5.01

Defaults

Each of the following events constitutes an Event of Default:

(1)

if any of the Obligations are not paid or performed when due, or

(2)

if the Guarantor ceases to carry on its business, becomes insolvent or bankrupt.

5.02

Default

The Guarantor shall be in default upon the occurrence of any Event of Default, without need of notice or demand.

5.03

Recourses

Upon the occurrence of an Event of Default, the Purchasers may exercise all recourses available to them under applicable law, including the rights resulting from this deed.

5.04

Rights in Respect of Claims

Upon the occurrence of an Event of Default, the Purchasers may withdraw their authorization to the Guarantor to collect the accounts receivable and other claims forming part of the Collateral, and the Purchasers may collect them themselves. The Purchasers shall then be entitled to a reasonable commission which it may deduct from any amount collected. The Purchasers may also compromise or transact with the debtors of any accounts receivable and other claims forming part of the Collateral and my grant releases and discharges in respect of same.

ARTICLE 6 - GENERAL PROVISIONS

6.01

Hypothec in Addition to Other Security

The hypothec constituted under this deed is in addition to and not in substitution for any other hypothec or security held by the Purchasers.

6.02

Continuing Security

The hypothec constituted under this deed is a continuing security and shall subsist notwithstanding the payment from time to time, in part, of the Obligations.

6.03

No Waiver

The exercise by the Purchasers of any of their rights shall not preclude the Purchasers from exercising any other right resulting from this deed. The failure of or forbearance by the Purchasers to exercise any of their rights shall not constitute a renunciation to the subsequent exercise of such right.

6.04

No Requirement to Exercise Other Rights

The Purchasers may exercise their rights arising from this deed without being required to exercise their other rights against the Guarantor or against any other person liable for the payment of the Obligations or to realize on any other security held for the payment of same.

6.05

Successors and Assignees

This deed shall enure to the benefit of the Purchasers and their assignees and successors, including by way of amalgamation.

6.06

Notices

Any notice to the Guarantor shall be given in the manner provided for in the Guarantee.

6.07

Clauses Declared Inoperative

Should any provision of this deed be invalid or inoperative, the other provisions shall remain fully operative.

6.08

Paramountcy

To the extent of any inconsistency between the provisions of this deed and the provisions of the Securities Purchase Agreement, the latter must be accorded precedence.

AND THE GUARANTOR SIGNS BELOW:

IntelGenx Corp. per: /s/ Horst G. Zerbe